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                             [FORM OF D SENIOR NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF AUGUST __, 1999, A COPY OF WHICH MAY BE OBTAINED FROM PARTY CITY CORPORATION AT ITS PRINCIPAL OFFICE.

PAYMENT OF THIS OBLIGATION IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN INTERCREDITOR AGREEMENT EXECUTED BY AND AMONG THE SEASONAL TRADE CREDITORS, THE INVESTOR AND BANK LENDERS OF PARTY CITY DATED AS OF JULY 1, 1999.


                             PARTY CITY CORPORATION

                     14.0% SECURED NOTE DUE JANUARY 31, 2004


No. D-1-_____

$___________                                                  New York, New York
                                                                 August __, 1999


            FOR VALUE RECEIVED, the undersigned, PARTY CITY CORPORATION, a corporation organized and existing under the laws of Delaware (the "Company"), hereby promises to pay to ___________, or registered assigns, the principal sum of _____________ DOLLARS ($_________) on January 31, 2004 (the "Maturity Date").
This Note is one of the Company's 14.0% Secured Notes due 2004 issued pursuant to one or more Securities Purchase Agreements dated as of August __, 1999 by and between the Company and certain investors named therein (collectively, the "Purchase Agreement"), and is also entitled to the benefits thereof to the extent provided in the Purchase Agreement.

         1. Payment of Principal and Interest. On the tenth (10th) day of each January, April, July and October during the term of this Note, commencing on the first such date to follow the date hereof, and continuing thereafter until the Maturity Date, the Company shall pay to holder of this Note all accrued interest as of the end of the immediately preceding calendar quarter at the rate of 14.0% per annum (computed on the basis of a 360-day year of twelve 30-day months). On the Maturity Date, the Company shall pay to the holder in full the entire remaining balance of the principal sum and all accrued interest. Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the address required by the Purchase Agreement.

         2. Optional Defeasance. As provided in the Purchase Agreement, the principal amount of the Note is subject to defeasance at any time at the option of the Company.


                                      D-1

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         3. Event of Default. If an Event of Default, as defined in the Purchase
Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the amount and with the effect provided in the Purchase Agreement.

         4. Subordination. This Note is subordinated to the extent provided in that certain Intercreditor Agreement dated as of August __, 1999 by and among the Company and certain of its lenders and other noteholders (the "Intercreditor Agreement") in the form attached to the Purchase Agreement.

         5. Security Interest and Guaranty. The obligations of the Company are secured by that certain Collateral Agent Security Agreement dated as of August __, 1999 in the form attached to the Purchase Agreement, subject to the provisions of the Intercreditor Agreement. The holder of this Note is further entitled to the benefits of a certain Guaranty Agreement dated as of _______, 1999 by the subsidiaries of the Company in the form attached to the Purchase Agreement.

         6. Transfer. This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder hereof or such holder's attorney duly authorized in writing. Reference in this Note to a "holder" shall mean the person in whose name this Note is at the time registered on the register kept by the Company as provided in the Purchase Agreement and the Company may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         7. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of New York.

                                         PARTY CITY CORPORATION


                                         By
                                           --------------------
                                            Name:
                                            Title:


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